SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) May 17, 2007

BLACKSANDS PETROLEUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.)
of incorporation or organization)

Suite 1250, 645 7th Avenue SW, Calgary, Alberta Canada T2P 4G8
(Address of principal executive offices) (Zip Code)

(403) 870-2220
(Registrant’s Telephone Number, Including Area Code)

(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 3, 2006, Access Energy, Inc. (“Access”) and the Buffalo River Dene Development Corporation (“BRDDC”) signed a non-binding Joint Venture Agreement (“JVA”) that contemplated permitting Access to explore and develop oil and gas reserves upon certain traditional lands of the Buffalo River Dene Nation. Access and BRDDC have been negotiating an amendment (“Amendment”) whereby Access would be granted exclusive rights to conduct such exploration and development. As a condition to executing such an agreement, BRDDC required Access to show Cdn$250,000 (approximately US$227,279) in an escrow account. To assist it in its negotiations, on May 17, 2007, we loaned Access such amount pursuant to a loan agreement (“Loan Agreement”). Access’ obligation was evidenced by a promissory note (the “Note”). On May 18, 2007, the BRDDC and Access executed such an Amendment.

The proceeds of the loan were placed into escrow pursuant to an escrow agreement (“Escrow Agreement”), together with the Loan Agreement and Note. The Escrow Agreement provides that if we do not execute joint written instructions with Access to release the funds in escrow to Access by June 1, 2007, the escrow agent is obligated to return the proceeds of the loan to us and destroy the Loan Agreement and Note.

We have no obligation, contingent or otherwise, to issue joint written instructions to the escrow agent. The Escrow Agreement states that we will not issue joint written instructions without the Amendment and other documentation surrounding Access’ transaction with BRDDC being acceptable to us in our sole discretion.

The Note bears interest at 9% which is payable monthly and begins to accrue upon execution thereof. The Note becomes due and payable in full on August 7, 2007. The Loan Agreement contains customary events of default and cure periods, after which the Note bears interest at 15%.

As previously reported, on November 10, 2006, we entered into an exclusivity agreement with Access Energy Inc. (“Access”) pursuant to which Access agreed that until March 10, 2007, it would refrain from soliciting or encouraging the submissions of proposals or offers from any person other than us relating to the purchase of equity or all or a significant portion of its assets (a “Transaction”). The agreement has been extended twice so that the exclusivity period now extends through August 7, 2007.

Access’ obligation under the Note will be forgiven upon the consummation of a Transaction where the proceeds of the loan are offset against a portion of the purchase price.

Item 9.01  Financial Statements and Exhibits

Exhibits filed as part of this Report are as follows:

Exhibit 10.1    Loan Agreement, dated May 17, 2007, between the Registrant and Access Energy, Inc.

Exhibit 10.2    Promissory Note, dated May 17, 2007, issued by Access Energy, Inc.

Exhibit 10.3    Escrow Agreement, dated May 17, 2007, between the Registrant, Access Energy, Inc. and Fraser Milner Casgrain LLP, as escrow agent.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Date: May 21, 2007	By:	/s/ Darren R. Stevenson
Name: Darren R. Stevenson
Title: President and Chief Executive Officer

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